                                                                     EXHIBIT 2


                                  (VSNL LOGO)



                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/10063
1 September 2003

Sir,

         SUB: DETAILS OF SHARE HOLDING RECEIVED IN TERMS OF REGULATION 7(1) OF SEBI (SUBSTANTIAL ACQUISITION OF SHARES & TAKEOVERS) REGULATIONS 1997

         Please find sent herewith details of share holdings received in terms of Regulation 7(1) of SEBI (Substantial Acquisition of Shares & Takeovers) Regulations 1997.

Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To :
     01 Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
           001. Fax No.(22) 2722061, 2721072.
     02 The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.
     03 Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37
           24.
     04 Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.
     05 Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.
     06 National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. : 497 29 93.
     07 Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.
     08 Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646
     09 Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071
     10 Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023. Fax : 267 3199


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     11    Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195




LIFE INSURANCE CORPORATION OF INDIA

Investment Department, Central Office, 'Yogakshema', Jeevan Bima Marg, Mumbai - 400 021

Tel: (022) 2202 2151/ 2202 1383                 Fax: (022) 2281 0448 / 2282 5411
--------------------------------------------------------------------------------
Ref: INV/SEBI/Continuous Disclosure/SVK                        Date : 26/08/2003


To,

The Company Secretary,
VIDESH SANCHAR NIGAM LTD
MG ROAD
FORT
MUMBAI - 400 001

Dear Sir,

RE : CONTINUOUS DISCLOSURE REQUIREMENT AS PER SEBI (SUBSTANTIAL ACQUISITION OF SHARES AND TAKEOVERS) REGULATIONS, 1997 AS AMENDED.

As per the requirement of the Regulation 7(1) of the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 1997 as amended, we are informing the shareholding, in the enclosed format, of the Life Insurance Corporation of India, which has exceeded 5% of the equity capital of your company on 25/08/2003. We also inform our DP ID and Client ID as below.

DP ID             :        IN 300812
Client ID         :        10000012.


Kindly acknowledge.

Yours faithfully,


Sd/-
p. Executive Director (Investment).

Encl: As above.







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Format for disclosure of details of acquisition to target company and stock exchanges
Where the shares of the target company are listed. In terms of Regulation 7(1)

Name of the Target company                       VIDESH SANCHAR NIGAM LTD

Name of the acquirer and PAC with the acquirer   LIFE INSURANCE CORPORATION OF INDIA

                                                                        % w.r.t total paid up
Details of the acquisition as follows            Number                 capital or Target Company
-------------------------------------            ------                 -------------------------
(a) Shares/Voting rights (VR) before
acquisition under consideration                  14234776                4.99

(b) Shares/voting rights acquired                291127                  0.10

(c) Shares/VR after acquisition                  14525903                5.09

Mode of acquisition (e.g. open market/public     OPEN MARKET
issue rights issue/ preferential
allotment/interse transfer etc).

Date of acquisition of shares/VR or date of      25/08/2003
receipt of intimation of allotment of shares
whichever is applicable

Paid up capital/total voting capital of the      2850000000
target company before the said acquisition

Paid up capital/total voting capital of          2850000000
the target company after the said
acquisition

Note:

1. The disclosure shall be made whenever the post acquisition holding crosses 5%, 10% and 14% of the total paid up capital of the target company within 2 days of the acquisition.

2. The stock exchange shall immediately display the above information on the trading screen, the notice board and also on its website.

Signature of the acquirer/ Authorised Signatory

Place:  MUMBAI

Date:  26/08/2003